Exhibit 3
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing by the Owens Corning/Fibreboard Asbestos Personal Injury Trust, the PI Trust Advisory Committee and Michael J. Crames, in his capacity as the Future Claimants’ Representative under the Owens Corning/Fibreboard Asbestos Personal Injury Trust Agreement, dated October 31, 2006, as amended, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.01 per share, of Owens Corning, a Delaware corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 24th day of February, 2010.

OWENS CORNING/FIBREBOARD ASBESTOS PERSONAL INJURY TRUST
/s/ Harry Huge
Harry Huge, Trustee

/s/ D. LeAnne Jackson
D. LeAnne Jackson, Trustee

/s/ Dean M. Trafelet
Dean M. Trafelet, Managing Trustee

PI TRUST ADVISORY COMMITTEE
/s/ Matthew Bergman
Matthew Bergman, Esq.

/s/ Russell W. Budd
Russell W. Budd, Esq.

/s/ John D. Cooney
John D. Cooney, Esq.

/s/ James Ferraro
James Ferraro, Esq.

/s/ Mark C. Meyer
Mark C. Meyer, Esq.

/s/ Steven Kazan
Steven Kazan, Esq.

/s/ Joseph F. Rice
Joseph F. Rice, Esq.

/s/ Armand J. Volta, Jr.
Armand J. Volta, Jr., Esq.

/s/ Perry Weitz
Perry Weitz, Esq.

Joint Filing Agreement

FUTURE CLAIMANTS’ REPRESENTATIVE, under the Owens Corning/Fibreboard Asbestos Personal Injury Trust Agreement, dated October 31, 2006
/s/ Michael J. Crames
Michael J. Crames

Joint Filing Agreement